        FINAL FORM
SECOND AMENDED AND RESTATED WARRANT AGREEMENT
THIS SECOND AMENDED AND RESTATED WARRANT AGREEMENT (as amended, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of August [●], 2024, is by and between Mondee Holdings, Inc., a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”, also referred to herein as the “Transfer Agent”).
WHEREAS, on October 17, 2023, and December 14, 2023, the Company entered into those Subscription Agreements with the investors named therein (the “Incremental Investors”), pursuant to which the Company issued 1,444,500 whole warrants to certain Incremental Investors (the “First Amendment Warrants”);
WHEREAS, as of the date hereof, the Company entered into that certain Amendment and Restatement (the “Amendment”) of Second Amended and Restated Certificate of Designation (the “Certificate of Designation”) with Incremental Investors, pursuant to which the Incremental Investors agreed to amend the terms of the Series A Preferred Stock (as defined in the Certificate of Designation), and in connection therewith, the Incremental Investors surrendered their First Amendment Warrants to the Company and such First Amendment Warrants have been cancelled (the “Cancelled Warrants”), and the Company on the date hereof delivered 1,444,500 whole warrants to replace the Cancelled Warrants to certain of the Incremental Investors, bearing the restrictive legends set forth in Exhibit A (the “Warrants”); and each whole Warrant entitles the holder thereof to purchase one share of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) for a Strike Price (as defined below) per share, subject to adjustments as described herein; “Strike Price” as used in this Agreement shall mean $0.01 plus the lower of (a) the closing price of the Common Stock on the last day of trading on a national exchange immediately prior to the date hereof and (b) the volume weighted average price of the Common Stock for the five trading days immediately prior to the date hereof;
WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;
WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and
WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.Appointment of the Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointments and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.
2.Warrants.
2.1Form of Warrant. Each Warrant shall be issued in registered form only, and, if a physical certificate is issued, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the electronic or facsimile signature of, the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Treasurer or other principal officer of the Company. In the event the person whose electronic or facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.
2.2Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant certificate shall be invalid and of no effect and may not be exercised by the holder thereof.
2.3Registration.
2.3.1Warrant Register.
(a)The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. All of the Warrants shall initially be represented by one or more book-entry certificates (each, a “Book-Entry Warrant Certificate”) deposited with The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., a nominee of the Depositary. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Book-Entry Warrant Certificate, or (ii) institutions that have accounts with the Depositary (each such institution, with respect to a Warrant in its account, a “Participant”) or, to the extent the Warrants are not so eligible as such on the date of issuance, will be issued in book-entry form on the records of the Warrant Agent until so made eligible.
(b)If the Depositary subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Warrants (“Definitive Warrant Certificate”). Such Definitive Warrant Certificate shall be in the form annexed hereto as Exhibit A, with appropriate insertions, modifications and omissions, as provided above.
2.3.2Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such

Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on a Definitive Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
2.4No Fractional Warrants. The Company shall not issue fractional Warrants. If a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round down to the nearest whole number the number of Warrants to be issued to such holder.
3. Terms and Exercise of Warrants.
3.1Warrant Price. Each Warrant, when countersigned by the Warrant Agent, shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the Strike Price per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised. The Company (i) in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below), and (ii) to the extent it lowers the exercise price of the Company’s warrants subject to that certain Amended and Restated Warrant Agreement, dated as of July 18, 2022 (as amended or restated from time to time) (the “DeSPAC Warrants”), the Company shall lower the Warrant Price proportionately and in the same manner, in each case for a period of not less than 20 days on which banks in New York City are generally open for normal business (a “Business Day”), provided, that the Company shall provide at least 20 days’ prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.
3.2Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date hereof, and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) December 30, 2028 (the “Original Issue Date”) or (y) the liquidation of the Company in accordance with the Company’s amended and restated certificate of incorporation, as amended from time to time (the “Amended and Restated Certificate of Incorporation”) (the “Expiration Date”). Each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company (i) in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date and (ii) to the extent it extends the expiration date of the DeSPAC Warrants, the Company shall extend the Expiration Date of the Warrants accordingly; provided, in each case, that the Company shall provide at least 20 days’ prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.
3.3Exercise of Warrants.
3.3.1Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the Warrant Agent at its corporate trust department (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase (“Election to Purchase”) shares of Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depositary’s procedures, and (iii) payment in full of the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the shares of Common Stock and the issuance of such shares of Common Stock, as follows:
(a)in lawful money of the United States, in good certified check or good bank draft payable to the order of the Warrant Agent or by wire transfer;
(b)[Reserved]; or
(c)by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value”, as defined in this Section 3.3.1(c), over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this Section 3.3.1(c), the “Fair Market Value” shall mean the average reported last sale price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which notice of exercise of the Warrant is sent to the Warrant Agent.
3.3.2Issuance of Shares of Common Stock on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to Section 3.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full shares of Common Stock to which such Registered Holder is entitled, registered in such name or names as may be directed by such Registered Holder, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares of Common Stock as to which such Warrant shall not have been exercised. If fewer than all the Warrants evidenced by a Book Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depositary, its nominee for each Book Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise. If, by reason of any exercise of Warrants on a “cashless basis”, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number, the number of shares of Common Stock to be issued to such holder.
3.3.3Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement and the Amended and Restated Certificate of Incorporation shall be validly issued, fully paid and non-assessable.
3.3.4Date of Issuance. Upon proper exercise of a Warrant, the Company shall instruct the Warrant Agent, in writing, to make the necessary entries in the register of members of the Company in respect of the shares of Common Stock and to issue a certificate if requested by the holder of such Warrant. Each person in whose name any book-entry position in the register of members of the Company or certificate, as applicable, for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Warrant, or book-entry position in the register of members of the Company representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of members or share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares of

Common Stock at the close of business on the next succeeding date on which the register of members, share transfer books or book-entry system are open.
3.3.5 Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 3.3.5; however, no holder of a Warrant shall be subject to this Section 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.9% (or such other amount as a holder may specify) (the “Maximum Percentage”) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preference shares or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of issued and outstanding shares of Common Stock, the holder of a Warrant may rely on the number of issued and outstanding shares of Common Stock as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the Securities and Exchange Commission (the “Commission”) as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock issued and outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then issued and outstanding. In any case, the number of issued and outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of issued and outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the 61st day after such notice is delivered to the Company.
4.Adjustments.
4.1Share Capitalizations.
4.1.1Subdivision. If after the Original Issue Date, and subject to the provisions of Section 4.6 below, the number of issued and outstanding shares of Common Stock is increased by a capitalization of shares of Common Stock, or by a subdivision of shares of Common Stock or other similar event, then, on the effective date of such share capitalization, subdivision or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the issued and outstanding shares of Common Stock. A rights offering to holders of the shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a capitalization of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this Section 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for the shares of Common Stock, in determining the price payable for shares of Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the shares of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
4.1.2Issuances Below Warrant Price. (a) If on or after the Original Issue Date, the Company issues or sells any shares of Common Stock, any debt or equity securities that are directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock (“Convertible Securities”), or any rights, warrants or options to subscribe for or purchase any of the foregoing (“Options”) (including, in each case, the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued by the Company upon exercise of the Warrants or the DeSPAC Warrants or in connection with the exercise, conversion or exchange of any Convertible Securities or Options for which an adjustment was already made pursuant to this Section 4.1.2) for a consideration per share (including upon exercise, exchange or conversion) of less than the Warrant Price then in effect (the “Applicable Price”, and any such issuance a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Warrant Price immediately after such Dilutive Issuance shall be equal to the quotient of (A) the sum of (x) the product of (I) the Warrant Price in effect immediately prior to such Dilutive Issuance, multiplied by (II) the aggregate number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance, calculated on a Fully-Diluted Basis, plus (y) the consideration, if any, received by the Company upon such issuance or sale (or, with respect to any Convertible Securities or Options, the exercise price or conversion price, as applicable, of such securities as of the date of such issuance or sale), divided by (B) the aggregate number of shares of Common Stock outstanding immediately after such Dilutive Issuance, calculated on a Fully-Diluted Basis. Upon each such adjustment of the Warrant Price hereunder, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be equal to the quotient of (A) the Warrant Price in effect immediately prior to such Dilutive Issuance multiplied by the number of shares of Common Stock that the holder of the Warrants would have been entitled to purchase upon exercise of this Warrant (assuming an exercise for cash pursuant to Section 3.3.1(a) and without regard to any restriction or limitation on exercise) immediately prior to such adjustment, divided by (B) the Warrant Price resulting from such adjustment (such additional amount of shares after giving effect to this sentence, the “Additional Warrant Shares”). For purposes hereof, “Fully-Diluted Basis” means, when calculating the aggregate number of shares of Common Stock deemed outstanding as of the time of any applicable determination time, a basis that includes an aggregate number of shares of Common Stock equal to the sum of (without duplication) (x) the aggregate number of shares of Common Stock outstanding as of such determination time, (y) the aggregate number of shares of Common Stock that would be outstanding assuming the conversion, exchange and exercise of all outstanding Convertible Securities and Options as of such determination time and (z) the aggregate number of shares of Common Stock underlying any outstanding Convertible Securities and Options as of such determination time.
(b) Change in Option Price or Rate of Conversion. On or after the Original Issue Date, and without duplication for any adjustment pursuant to Sections 4.1.1 or 4.4 hereof, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities or are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, then the Warrant Price in effect at the time of such increase or decrease shall be adjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold; provided that for the avoidance of doubt, no Additional Warrant Shares will be issued in connection with any such increase or decrease pursuant to the currently existing terms of the DeSPAC Warrants. No adjustment pursuant to this Section 4.1.2(b) shall be made if such adjustment would result in an increase of the Warrant Price then in effect or a decrease in the number of shares of Common Stock then issuable under a Warrant.
4.1.3Distributions, Purchase Rights. (a) In addition to any adjustments pursuant to this Section 4, if, on or after the Original Issue Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other asset by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, each holder of the Warrants shall be entitled to participate in such Distribution to the same extent that such holder would have participated therein if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (assuming an exercise for cash pursuant to Section 3.3.1(a) and without regard to any restriction or limitation on exercise) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution. (b) In addition to any adjustments pursuant to this Section 4, if at any time on or after the Original Issue Date, and on or prior to the Expiration Date the Company (i) grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of its Warrants (assuming an exercise for cash pursuant to Section 3.3.1(a) and without regard to any restriction or limitation on exercise) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights, or (ii) conducts any Pro Rata Repurchase Offer, a holder of the Warrants shall be permitted to (but shall not be obligated to) participate, in whole or in part, on an as-converted basis, provided that, notwithstanding any other provision hereof, such participation may at the election of such holder be conditioned upon the consummation of such transaction, in which case such participation shall not be deemed to be effective until immediately prior to the consummation of such transaction. For purposes hereof, “Pro Rata Repurchase Offer” means any offer to purchase shares of Common Stock by the Company or any affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Common Stock (subject to satisfaction of any conditions to participation therein such as those relating to minimum holding percentages or accredited status) to purchase or exchange their shares of Common Stock, in the case of both clauses (i) and (ii), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person, or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while the Warrants are outstanding. The “effective date” of a Pro Rata Repurchase Offer shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase Offer or the date of purchase with respect to any Pro Rata Repurchase Offer that is not a tender or exchange offer.
4.2Aggregation of Shares. If after the Original Issue Date, and subject to the provisions of Section 4.6 hereof, the number of issued and outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, redesignation, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued and outstanding shares of Common Stock.
4.3Adjustments in Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.
4.4Replacement of Securities upon Reorganization, etc. In case of any redesignation or reorganization of the issued and outstanding shares of Common Stock (other than a change under Sections 4.1.1 or Section 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and is not a subsidiary of another entity whose shareholders did not own all or substantially all of the shares of Common Stock of the Company in substantially the same proportions immediately before such transaction and that does not result in any redesignation or reorganization of the issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is liquidated or dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such redesignation, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that in connection with the closing of any such consolidation, merger, sale or conveyance, the successor or purchasing entity shall execute an amendment hereto with the Warrant Agent providing for delivery of such Alternative Issuance; provided, further, that (i) if the holders of the shares of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the shares of Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the shares of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the issued and outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the shares of Common Stock in the applicable event is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within 30 days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (but in no event less than zero) (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) the price of each share of Common Stock shall be the volume weighted average price of the shares of Common Stock as reported during the 10 trading-day period ending on the trading day prior to the effective date of the applicable event, (2) the assumed volatility shall be the 90-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (3) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the shares of Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the amount of cash per share of Common Stock, if any, plus the volume weighted average price of the shares of Common Stock as reported during the 10 trading-day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by any other provision of this Section 4, then such adjustment shall be made pursuant to such other applicable provision of this Section 4 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassification, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant. Notwithstanding anything in this Agreement to the contrary, in connection with any of the foregoing events described in this Section 4.4, a holder of Warrants electing to exercise its Warrants may, at the election of such holder, condition such exercise upon the consummation of such event.
4.5Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares of Common Stock issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections

4.1, Sections 4.2, Section 4.3 or Section 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
4.6No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number, the number of shares of Common Stock to be issued to such holder.
4.7Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.
4.8Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.
5.Transfer and Exchange of Warrants.
5.1Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the case of certificated Warrants, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated Warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.
5.2Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book Entry Warrant Certificate or Definitive Warrant Certificate, each Book Entry Warrant Certificate and Definitive Warrant Certificate may be transferred only in whole and only to the Depositary, to another nominee of the Depositary, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. The Company agrees to cooperate with holders of the Warrants from time to time to cause its counsel to provide any such opinions of counsel reasonably requested in connection with any such transfers. In addition, the Company agrees to cause the Warrant Agent or the Transfer Agent for the Common Stock, as applicable, to remove the restrictive legends on the Warrants and/or the shares of Common Stock issuable upon exercise thereof, as applicable, when such securities are sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or an effective registration statement or may be sold without restriction under Rule 144 under the Securities Act. In connection therewith, if required by the Warrant Agent or the Company’s Transfer Agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with the Warrant Agent or such Transfer Agent, together with any other authorizations, certificates and directions required by the Warrant Agent or such Transfer Agent that authorize and direct the Warrant Agent or such Transfer Agent, as applicable, to transfer such securities without any such legends.
5.3Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange that shall result in the issuance of a Warrant certificate or book-entry position for a fraction of a Warrant.
5.4Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.
5.5Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.
5.6Instrument of Transfer. The instrument of transfer of any Warrant may be executed for and on behalf of the transferor by any party designated by, or pursuant to resolutions of, the Board of the Company for such purpose, and the Company or any other party designated by, or pursuant to resolutions of, the Board of the Company for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such Warrant or Warrants with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Warrant or Warrants all such transfers of Warrants held by the Warrant holders.
5.7Transfers Generally. Notwithstanding anything in this Agreement to the contrary, (i) except as may be required by applicable law, the Warrants and the shares of Common Stock issuable upon exercise thereof shall not be subject to any restrictions on transfers, and (ii) each holder of Warrants shall be permitted to transfer the Warrants (and the shares of Common Stock issuable upon exercise thereof) to any of its affiliates in compliance with applicable law.
6.No Redemption. The Warrants shall not be redeemable at the option of the Company.
7.Other Provisions Relating to Rights of Holders of Warrants.
7.1No Rights as Shareholder. Except as otherwise set forth herein, a Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of general meetings or the appointment of directors of the Company or any other matter.
7.2Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.
7.3Reservation of Shares of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants subject to the terms and conditions of this Agreement.
7.4Registration of Shares of Common Stock.
7.4.1Registration Rights. Holders of the Warrants and the shares of Common Stock issuable upon the exercise thereof (together with their applicable assignees and transferees) shall be entitled to the benefits of that certain third amended and restated registration rights agreement, dated the date hereof, between the Company and the holders or the Warrants.
8.Concerning the Warrant Agent and Other Matters.
8.1Payment of Taxes. The Company shall from time to time promptly pay all taxes (including any interest and penalties) and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Common Stock other than in respect of the issuance or delivery of shares of Common Stock upon the exercise of the Warrants by the initial holder hereof.
8.2Resignation, Consolidation, or Merger of Warrant Agent.
8.2.1Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.
8.2.2Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Stock not later than the effective date of any such appointment.
8.2.3Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.
8.3Fees and Expenses of Warrant Agent.
8.3.1Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.
8.3.2Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.
8.4Liability of Warrant Agent.
8.4.1Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, Treasurer, or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.
8.4.2Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.
8.4.3Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock shall, when issued, be valid and fully paid and non-assessable.
8.5Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of the Warrants.
9.Company Covenants.
9.1During the period the Warrants are outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares of Common Stock upon the exercise of any Purchase Rights represented by the Warrants. The Company further covenants that its issuance of the Warrants shall constitute full authority to its officers who are charged with the duty of executing stock certificates and issuing shares of Common Stock to execute and issue the necessary shares of Common Stock upon the exercise of the Purchase Rights under the Warrants. The Company shall take all such action as may be reasonably necessary or appropriate to assure that such shares of Common Stock issuable upon exercise of the Warrants may be issued as provided herein and in the Warrants without violation of any applicable law or regulation, any requirements of the principal securities exchange upon which the shares of Common Stock may be listed at the time of such exercise or any preemptive or similar rights of any equity holder of the Company.
9.2For the avoidance of doubt, the Company will not, by amendment of its governing documents or through any consolidation, merger, reorganization, distribution or dividend, transfer of assets, dissolution, issue, sale or exchange of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants.
9.3Before taking any action which would result in an adjustment in the number of shares of Common Stock for which the Warrants are exercisable or in the Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Warrant Price as so adjusted.
10.Miscellaneous Provisions.
10.1Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.
10.2Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:
Mondee Holdings, Inc.

10800 Pecan Park Blvd.
Suite 315
Austin, Texas 78750
Attention: Jesus Portillo
Email: jportillo@mondee.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department

in each case, with a copy to:

Reed Smith LLP
599 Lexington Avenue, 22nd Floor
New York, NY 10022
Attention: Lynwood Reinhardt and Panos Katsambas

10.3Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.
10.4[Reserved]
10.5Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.
10.6Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.
10.7Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10.8Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.
10.9Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders, and (ii) to provide for the delivery of Alternative Issuance pursuant to Section 4.4. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and Section 3.2, respectively, without the consent of the Registered Holders.
10.10Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
10.11Limitation of Liability. No provision hereof, in the absence of any affirmative action by the holder of a Warrant to exercise such Warrant to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the holders of the Warrants, shall give rise to any liability of any such holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
10.12Remedies. The holders of the Warrants, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of the rights under this Agreement and the Warrants. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Warrants and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MONDEE HOLDINGS, INC. as the Company

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to the Warrant Agreement]

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (“RULE 144A”) OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS FOR THE BENEFIT OF THE COMPANY THAT: (A) IT IS (I) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) (A “QIB”) AND (II) ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB; OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT,

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY), ONLY: (A)(I) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO SUCH TRANSFER, THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a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

(3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (2) ABOVE.

NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

THE FOREGOING RESTRICTIVE LEGEND MAY BE REMOVED BY THE COMPANY OR AT THE REQUEST OF A HOLDER OF THE SECURITY IF SUCH SECURITY NO LONGER CONSTITUTES A “RESTRICTED SECURITY” WITHIN THE MEANING OF RULE 144 OR IN CONNECTION WITH A TRANSFER FOLLOWING WHICH SUCH SECURITY WOULD NO LONGER CONSTITUTE A “RESTRICTED SECURITY”.

Number
Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW
MONDEE HOLDINGS, INC.

Incorporated Under the Laws of Delaware
CUSIP [●]
Warrant Certificate

This warrant certificate (this “Warrant Certificate”) certifies that [●], or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase one share of Class A common stock, of $0.0001 par value per share (“Common Stock”), of Mondee Holdings, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the Warrant holder. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Warrant Price per share of Common Stock for any Warrant is equal to the Strike Price per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

MONDEE HOLDINGS, INC., as the Company

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to the Second Amended and Restated Warrant Agreement dated as of August [●], 2024 (the “Warrant Agreement”), duly executed and delivered by the Company, Mondee Holdings, Inc., a Delaware corporation, to Continental Stock Transfer & Trust Company, a New York corporation, as Warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company, except as otherwise specified in the Warrant Agreement.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby [irrevocably elects to]/[elects to conditionally] exercise the right, represented by this Warrant Certificate[, subject to the consummation of [________]], to receive shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Mondee Holdings, Inc., a Delaware corporation (the “Company”), in the amount of $[●] in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of [●], whose address is [●], and that such shares of Common Stock be delivered to [●], whose address is [●]. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of [●], whose address is [●], and that such Warrant Certificate be delivered to [●], whose address is [●].

In the event that the Warrant is to be exercised through cashless exercise (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the section 3.3.1(c) of the Warrant Agreement and (ii) the holder hereof shall complete the following: The undersigned hereby [irrevocably/conditionally, subject to the consummation of [ ],] elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of [●], whose address is [●], and that such Warrant Certificate be delivered to [●], whose address is [●].

[Signature Page Follows]

Date: [●]
(Signature)

(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).